Exhibit (g) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                              CUSTODIAN CONTRACT
                                   Between

                        FEDERATED INVESTMENT COMPANIES
                                     and
                     STATE STREET BANK AND TRUST COMPANY
                                     and
                          FEDERATED SERVICES COMPANY

                                 page i
                              TABLE OF CONTENTS

                                                                    Page
1.    Employment of Custodian and Property to be Held by It............1
2.    Duties of the Custodian With Respect to Property
      of the Funds Held by the Custodian...............................2
      2.1   Holding Securities.........................................2
      2.2   Delivery of Securities.....................................2
      2.3   Registration of Securities.................................6
      2.4   Bank Accounts..............................................6
      2.5   Payments for Shares........................................7
      2.6   Availability of Federal Funds..............................7
      2.7   Collection of Income.......................................7
      2.8   Payment of Fund Moneys.....................................8
      2.9   Liability for Payment in Advance of
            Receipt of Securities Purchased............................9
      2.10  Payments for Repurchases or Redemptions
            of Shares of a Fund........................................9
      2.11  Appointment of Agents.....................................10
      2.12  Deposit of Fund Assets in Securities System...............10
      2.13  Segregated Account........................................12
      2.14  Joint Repurchase Agreements...............................13
      2.15  Ownership Certificates for Tax Purposes...................13
      2.16  Proxies...................................................13
      2.17  Communications Relating to Fund Portfolio Securities......13
      2.18  Proper Instructions.......................................14
      2.19  Actions Permitted Without Express Authority...............14
      2.20  Evidence of Authority.....................................15
      2.21  Notice to Trust by Custodian Regarding Cash Movement......15
3.    Duties of Custodian With Respect to the Books of Account and
      Calculation of Net Asset Value and Net Income...................15
4.    Records.........................................................16
5.    Opinion of Funds' Independent Public Accountants/Auditors.......16
6.    Reports to Trust by Independent Public Accountants/Auditors.....17
7.    Compensation of Custodian.......................................17
8.    Responsibility of Custodian.....................................17
9.    Effective Period, Termination and Amendment.....................19
10.   Successor Custodian.............................................20
11.   Interpretive and Additional Provisions..........................21
12.   Massachusetts Law to Apply......................................21
13.   Notices.........................................................22
14.   Counterparts....................................................22
15.   Limitations of Liability........................................22
                              CUSTODIAN CONTRACT

This Contract between those INVESTMENT COMPANIES listed on Exhibit 1, as it may be amended from time to time, (the "Trust"), which may be Massachusetts business trusts or Maryland corporation or have such other form of organization as may be indicated, on behalf of the portfolios (hereinafter collectively called the "Funds") and individually referred to as a "Fund") of the Trust, having its principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian", and FEDERATED SERVICES COMPANY, a Delaware business trust company, having its principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, hereinafter called ("Company").

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    .............Employment of Custodian and Property to be Held by It
                   -----------------------------------------------------

      The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares ("Shares") of beneficial interest/capital stock of the Funds as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.
      Upon receipt of "Proper Instructions" (within the meaning of Section 2.18), the Custodian shall from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions, provided that the Custodian shall have no more or less responsibility or liability to the Trust or any of the Funds on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.    Duties of the Custodian with Respect to Property of the Funds Held by
      ----------------------------------------------------------------------
      the Custodian

      2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System", or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section 2.14. The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Contract in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 2.11 hereof, and with respect to securities held by any sub-custodian appointed pursuant to
            Section 1 hereof, the Custodian may rely upon certificates from such agent as to the holdings of such agent and from such sub-custodian as to the holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Contract. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

      2.2 Delivery of Securities. The Custodian shall release and deliver any securities owned by a Fund held by the Custodian or in a Securities system account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

            (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

            (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

            (4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;

            (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            (6) To the issuer thereof or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            (7) Upon the sale of such securities for the account of the Fund, to the broker or clearing agent, against a receipt, for examination in accordance with "street delivery custom"; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract;

            (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (9) In the case of warrants, rights or similar securities, the surrender thereof in the existence of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any case, the new securities and cash, if any, are to be delivered to the Custodian;

            (10) For delivery in connection with any loans of portfolio securities of a Fund, but only against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                  Section 2.3 hereof or in proper form for transfer, or (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with
                  Section 2.12 hereof;

            (11) For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, but only against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

            (12) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

            (13) For deliver in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transaction for a Fund;

            (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

            (15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

      2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies affiliated with the Fund, or in the name or nominee name of any agent appointed pursuant to
            Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street name" or other good delivery form.

      2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to
            Section 2.14 of this Contract or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended, (the "1940
            Act"). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees/Directors ("Board") of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this Section to the balance shown on the daily cash report for that day rendered to the Trust.

      2.5 Payments for Shares. The Custodian shall make such arrangements with the Transfer Agent of each Fund, as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's account such payment as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.

      2.6 Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Fund which are deposited into the Funds' accounts.

      2.7   Collection of Income.
            --------------------

            (1) The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

            (2) The Custodian shall promptly notify the Trust whenever income due on securities is not collected in due course and will provide the Trust with monthly reports of the status of past due income unless the parties otherwise agree.

      2.8 Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

            (1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreement entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

            (2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

            (3) For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section 2.10 hereof;

            (4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

            (5) For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;

            (6) For payment of the amount of dividends received in respect of securities sold short;

            (7) For any other proper purpose, but only upon receipt of, in addition to Proper Instruction, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

      2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

      2.10  Payments for Repurchases or Redemptions of Shares of a Fund.
            From such funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of the Declaration of Trust/Articles of Incorporation and any applicable votes of the Board of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

      2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act and any applicable state law or regulation, to act as a custodian as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

      2.12 Deposit of Fund Assets in Securities System. The Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

            (1) The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

            (2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

            (3) The Custodian shall pay for securities purchased for the account of each Fund (i) receipt if advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund;

            (4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

            (5) The Custodian shall have received the initial certificate, required by Section 9 hereof;

            (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage;

            (7) The authorization contained in this Section 2.12 shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

      2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
            Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund; (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

      2.14 Joint Repurchase Agreements. Upon the receipt of Proper Instructions, the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transaction in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section 2.14, "affiliated funds" shall include all investment companies and their portfolios for which subsidiaries or affiliates of Federated Investors serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section 2.1 shall be deemed to be waived with respect to such assets.

      2.15 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

      2.16 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

      2.17 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required.

      2.18  Proper Instructions.  Proper Instructions as used throughout this
            Section 2 means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Trust promptly causes such oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of the Trust accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.

      2.19  Actions Permitted Without Express Authority.  The Custodian may
            -------------------------------------------
            in its discretion, without express authority from the Trust:

            (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;

            (2) surrender securities in temporary form for securities in definitive form;

            (3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

            (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.

      2.20 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Board of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Board pursuant to the Declaration of Trust/Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

      2.21 Notice to Trust by Custodian Regarding Cash Movement. The Custodian will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.

3.    Duties of Custodian With Respect to the Books of Account and
      -------------------------------------------------------------
      Calculation of Net Asset Value and Net Income.
      ---------------------------------------------

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of the Trust to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding Shares of each Fund or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of a Fund as described in the Fund's currently effective prospectus and Statement of Additional Information ("Prospectus") and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of a Fund shall be made at the time or times described from time to time in the Fund's currently effective Prospectus.

4.    Records.
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      The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-2 thereunder, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. In the event of termination of this Contract, the Custodian will deliver all such records to the Trust, to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

5.    Opinion of Funds' Independent Public Accountants/Auditors

      The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from each Fund's independent public accountants/auditors with respect to its activities hereunder in connection with the preparation of the Fund's registration statement, periodic reports, or any other reports tot he SEC and with respect to any other requirements of such Commission.

6.    Reports to Trust by Independent Public Accountants/Auditors
      -----------------------------------------------------------

      The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants/auditors for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Fund under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, of there are no such inadequacies, the reports shall so state.

7     Compensation of Custodian.
      -------------------------

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between Company and the Custodian.

8.    Responsibility of Custodian.
      ---------------------------

      The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Contract; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Contract. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section 15 hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Contract in accordance with the above standards.

      In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

      Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

      If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

      Subject to the limitations set forth in Sections 15 hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own failure to act in accordance with the standard of reasonable care or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the Custodian, in an amount not to exceed 10 percent of the Fund's gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund's investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section 8 regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

9.    Effective Period, Termination and Amendment.
      -------------------------------------------

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mail, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Trust has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the 1940 Act; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust/Articles of Incorporation, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking regulatory agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.   Successor Custodian.
      -------------------

      If a successor custodian shall be appointed by the Board of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund's securities held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, (delete "doing business ... Massachusetts" unless SSBT is the Custodian) doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract for each Fund and to transfer to separate accounts of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.   Interpretive and Additional Provisions.
      --------------------------------------

      In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust/Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.   Massachusetts Law to Apply.
      --------------------------

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.


13.   Notices.
      -------

      Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Custodian at address for SSBT only: 225 Franklin Street, Boston, Massachusetts, 02110, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

14.   Counterparts.
      ------------

      This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed and original.

15.   Limitations of Liability.
      ------------------------

      The Custodian is expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust of those Trusts which are business trusts and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Contract, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section 8 hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Funds.


      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of the 1st day of December, 1993.

ATTEST:                             INVESTMENT COMPANIES


/s/ John W. McGonigle               By:  /s/ John F. Donahue
------------------------------         ---------------------------
John W. McGonigle                   John F. Donahue
Secretary                           Chairman


ATTEST:                             STATE STREET BANK AND TRUST
                                    COMPANY


/s/ Ed McKenzie                     By:  /s/ Frank Sidoti
------------------------------         ---------------------------
Ed McKenzie                         Frank Sidoti, Jr.
Assistant Secretary                 Vice President


ATTEST:                             FEDERATED SERVICES COMPANY


/s/ Jeannette Fisher-Garber         By:  /s/ James J. Dolan
------------------------------         ---------------------------
Jeannette Fisher-Garber             James J. Dolan
Secretary                           President


Fee schedules can be found at:

Legal Research/Master contract/Kexhibit/ssbfees

Current exhibits indicating the Funds that are parties to this contract can be found at:

Legal Research/Master Contracts/Kexhibit

                       AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of May 15, 2001 by and between Federated Investment Companies listed on Exhibit 1 thereto (the "Funds"), Federated Services Company (the "Company") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Funds, the Company and the Custodian entered into a Custodian Contract dated as of December 1, 1993 (the "Contract");

      WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Funds have made such separate series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

      WHEREAS, the Funds, the Company and the Custodian desire to amend certain provisions of the Contract to reflect, revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Funds and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3, 4 and 13A of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.    Provisions Relating to Rules 17f-5 and 17f-7

3.1.  Definitions.  Capitalized terms in this Amendment shall have the
      -----------
following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.  The Custodian as Foreign Custody Manager.
      ----------------------------------------

      3.2.1 Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its respective Board of Directors (the "Board"), hereby delegates to the Custodian, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the applicable Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Funds shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Funds. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the applicable Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      3.2.3  Scope of Delegated Responsibilities:

            (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

            (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

            (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

      3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

      3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Funds that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Funds represent to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

      3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.


3.3  Eligible Securities Depositories.

      3.3.1 Analysis and Monitoring. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify each Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

      3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.4 Limitation of Liability. Each Fund represents and warrants and the Custodian acknowledges that: (a) the Fund is a "series company" as defined in Rule 18f-2(a) promulgated under the 1940 Act and each Portfolio is a portfolio of assets specifically allocated to a series of shares of the applicable Fund as contemplated by such Rule; (b) all persons extending credit to, contracting with or having any claim against any Portfolio (including any claims arising hereunder) shall look only to the assets specifically allocated to such portfolio for payment under such credit, contract or claim and not to any assets specifically allocated to another series of shares of the applicable Fund or to any other assets of the applicable Fund; and (c) neither the shareholders nor directors of the applicable Fund nor any of such Fund's officers, employees or agents, whether past present or future shall be liable for such credit, contract or claim.


4.    Duties of the Custodian with Respect to Property of the Portfolios Held
      ------------------------------------------------------------------------
   Outside the United States.

4.1  Definitions.  Capitalized terms in this Article 4 shall have the
     -----------
following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  Foreign Securities Systems.  Foreign securities shall be maintained in
      --------------------------
a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.  Transactions in Foreign Custody Account.
      ---------------------------------------

      4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)  in connection with the lending of foreign securities; and

      (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;
      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii) in connection with the borrowing or lending of foreign securities; and

      (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to each Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Article shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Funds written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.


4.10.  Liability of Foreign Sub-Custodians.
       -----------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Funds, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.  Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Funds, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Funds to notify the Custodian of the obligations imposed on the Funds with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use commercially reasonable efforts to assist the Funds with respect to any claim for exemption or refund under the tax law of countries for which each Fund has provided such information.

4.12.  Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Funds for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.



13A.  Deposit of Fund Assets with the Underlying Transfer Agent.
      ---------------------------------------------------------

Uncertificated shares (the "Underlying Shares") of registered "investment companies" as defined in Section 3(a)(1) of the 1940 Act, whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including, pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to collectively as the "Underlying Portfolios"), may be deposited and/or maintained in an account or accounts maintained with an entity which may from time to time act as a transfer agent
for an Underlying Portfolio (the "Underlying Transfer Agent").   The
Underlying Transfer Agent shall be deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

1) The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

2) The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

3) The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (i) receipt of advice from the Portfolio's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio's investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and
         (ii) the making of an entry on the records to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio's investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the investment adviser at its request; and

4) The Custodian shall not be liable to any Fund or any Portfolio for any loss or damage to any Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or willful misconduct of the Custodian or any of its agents or of any of its or their employees.


III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                [Remainder of page intentionally left blank.]


IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                       STATE STREET BANK
                                    and TRUST COMPANY


/s/ Raelene S. LaPlante             By:/s/ Ronald E. Logue
------------------------------         ---------------------------
Raelene S. LaPlante                 Name:  Ronald E. Logue
V.P. & Assoc. Counsel               Title:  Vice Chairman
                                    and Chief Operating Officer


WITNESSED BY:                       FEDERATED INVESTMENT
                                    COMPANIES


/s/ C. Todd Gibson                  By:/s/ John W. McGonigle
------------------------------         ---------------------------
Name:  C. Todd Gibson               Name:  John W. McGonigle
Title:  Corporate Counsel           Title:  Secretary


WITNESSED BY:                           FEDERATED SERVICES COMPANY


/s/ C. Todd Gibson                  By:/s/ Arthur L. Cherry
------------------------------         ---------------------------
Name:  C. Todd Gibson               Name:  Arthur L. Cherry
Title:  Assistant Vice President                Title:  President
                                    and Chief Executive Officer


Argentina         Citibank, N.A.

Australia         Westpac Banking Corporation

Austria           Erste Bank der Osterreichischen
                  Sparkassen AG

Bahrain           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Bangladesh        Standard Chartered Bank

Belgium           Fortis Bank nv-sa

Bermuda           The Bank of Bermuda Limited

Bolivia           Citibank, N. A.

Botswana          Barclays Bank of Botswana Limited

Brazil            Citibank, N.A.

Bulgaria          ING Bank N.V.

Canada            State Street Trust Company Canada

Chile             Citibank, N.A.

People's Republic The Hongkong and Shanghai
of China          Banking Corporation Limited,
                  Shanghai and Shenzhen branches

Colombia          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica        Banco BCT S.A.

Croatia           Privredna Banka Zagreb d.d

Cyprus            The Cyprus Popular Bank Ltd.

Czech Republic    Eeskoslovenska Obchodni
                  Banka, A.S.

Denmark           Den Danske Bank

Ecuador           Citibank, N.A.

Egypt             Egyptian British Bank S.A.E.
                  (as delegate of The Hongkong
                  and Shanghai Banking Corporation
                  Limited)

Estonia           Hansabank

Finland           Merita Bank Plc.

France            BNP Paribas, S.A.

Germany           Dresdner Bank AG

Ghana             Barclays Bank of Ghana Limited

Greece            National Bank of Greece S.A.

Hong Kong         Standard Chartered Bank

Hungary           Citibank Rt.

Iceland           Icebank Ltd.

India             Deutsche Bank AG
                  The Hongkong and Shanghai
                  Banking Corporation Limited

Indonesia         Standard Chartered Bank

Ireland           Bank of Ireland

Israel            Bank Hapoalim B.M.

Italy             BNP Paribas, Italian Branch

Ivory Coast       Societe Generale de Banques
                  en Cote d'Ivoire

Jamaica           Scotiabank Jamaica Trust and Merchant
                  Bank Ltd.

Japan             The Fuji Bank, Limited

                  The Sumitomo Bank, Limited

Jordan            HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Kazakhstan        HSBC Bank Kazakhstan

Kenya             Barclays Bank of Kenya Limited

Republic of Korea The Hongkong and Shanghai Banking
                  Corporation Limited

Latvia            A/s Hansabanka

Lebanon           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Lithuania         Vilniaus Bankas AB

Malaysia          Standard Chartered Bank Malaysia Berhad

Mauritius         The Hongkong and Shanghai
                  Banking Corporation Limited

Mexico            Citibank Mexico, S.A.

Morocco           Banque Commerciale du Maroc

Namibia           Standard Bank Namibia Limited

Netherlands       Fortis Bank (Nederland) N.V.

New Zealand       ANZ Banking Group (New Zealand) Limited

Nigeria           Stanbic Merchant Bank Nigeria Limited

Norway            Christiania Bank og Kreditkasse ASA

Oman              HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Pakistan          Deutsche Bank AG

Palestine         HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Panama            BankBoston, N.A.

Peru              Citibank, N.A.

Philippines       Standard Chartered Bank

Poland            Citibank (Poland) S.A.

Portugal          Banco Comercial Portugues

Qatar             HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Romania           ING Bank N.V.

Russia            Credit Suisse First Boston AO - Moscow
                  (as delegate of Credit Suisse
                  First Boston - Zurich)

Singapore         The Development Bank of Singapore Limited

Slovak Republic   Eeskoslovenska Obchodni Banka, A.S.

Slovenia          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa      Standard Bank of South Africa Limited

Spain             Banco Santander Central Hispano S.A.

Sri Lanka         The Hongkong and Shanghai
                  Banking Corporation Limited

Swaziland         Standard Bank Swaziland Limited

Sweden            Skandinaviska Enskilda Banken

Switzerland       UBS AG

Taiwan - R.O.C.   Central Trust of China

Thailand          Standard Chartered Bank

Trinidad & Tobago Republic Bank Limited

Tunisia           Banque Internationale Arabe de Tunisie

Turkey            Citibank, N.A.

Ukraine           ING Bank Ukraine

United Kingdom    State Street Bank and Trust Company,
                  London Branch

Uruguay           BankBoston, N.A.

Venezuela         Citibank, N.A.

Vietnam           The Hongkong and Shanghai
                  Banking Corporation Limited

Zambia            Barclays Bank of Zambia Limited

Zimbabwe          Barclays Bank of Zimbabwe Limited



Argentina                           Caja de Valores S.A.

AustraliaAustraclear Limited
                                    Reserve Bank Information
                                    andTransfer System

Austria                             Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.
                                    Banque Nationale de Belgique

Brazil                              Companhia Brasileira de
                                    Liquidacao e Custodia

Bulgaria                            Central Depository AD
                                    Bulgarian National Bank

Canada                              Canadian Depository for Securities Limited

Chile                               Deposito Central de Valores S.A.

People's Republic                   Shanghai Securities Central Clearing &
of China                            Registration Corporation
                                    Shenzhen Securities Central Clearing
                                    Co., Ltd.

Colombia                            Deposito Centralizado de Valores

Costa Rica                          Central de Valores S.A.

Croatia                             Ministry of Finance
                                    National Bank of Croatia
                                    Sredisnja Depozitarna Agencija d.d.

Czech Republic                      Stredisko cennych papiru
                                    Czech National Bank

Denmark                             Vaerdipapircentralen
                                    (Danish Securities Center)

Egypt                               Misr for Clearing, Settlement,
                                    and Depository

Estonia                             Eesti Vaartpaberite Keskdepositoorium

Finland                             Finnish Central Securities Depository

France                              Societe Interprofessionnelle pour la
                                    Compensation des Valeurs Mobilieres

Germany                             Clearstream Banking AG, Frankfurt

Greece                              Bank of Greece,
                                    System for Monitoring Transactions in
                                    Securities in Book-Entry Form
                                    Apothetirion Titlon AE - Central
                                    Securities Depository

Hong Kong                           Central Clearing and Settlement System
                                    Central Moneymarkets Unit

Hungary                             Kozponti Elszamolohaz es Ertektar
                                    (Budapest) Rt. (KELER)

India National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India

Indonesia                           Bank Indonesia
                                    PT Kustodian Sentral Efek Indonesia

Ireland                             Central Bank of Ireland
                                    Securities Settlement Office

Israel                              Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)

Italy                               Monte Titoli S.p.A.
                                    Banca d'Italia

Ivory Coast                         Depositaire Central - Banque de Reglement

Jamaica                             Jamaica Central Securities Depository

Japan                               Japan Securities Depository Center
                                    (JASDEC)
                                    Bank of Japan Net System

Kazakhstan                          Central Depository of Securities

Kenya                               Central Bank of Kenya

Republic of Korea                   Korea Securities Depository


Latvia                              Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

Lithuania                           Central Securities Depository of Lithuania


Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and
                                    Safekeeping System

Mauritius                           Central Depository and Settlement Co. Ltd.
                                    Bank of Mauritius

Mexico                              S.D. INDEVAL
                                    (Instituto para el Deposito de Valores)

Morocco                             Maroclear

Netherlands                         Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                         New Zealand Central Securities
                                    Depository Limited

Nigeria                             Central Securities Clearing System Limited

Norway                              Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

Oman                                Muscat Depository & Securities
                                    Registration Company, SAOC


Pakistan                            Central Depository Company of
                                    Pakistan Limited
                                    State Bank of Pakistan

Palestine                           Clearing Depository and Settlement,
                                    a department of the
                                    Palestine Stock Exchange

Peru                                Caja de Valores y Liquidaciones,
Institucion
                                    De Compensacion y Liquidacion de
                                    Valores S.A

Philippines                         Philippine Central Depository, Inc.

                                    Registry of Scripless Securities
                                    (ROSS) of the Bureau of Treasury


Poland                              National Depository of Securities
                                    (Krajowy Depozyt Papierow
                                    Wartos<180>ciowych SA)
                                    Central Treasury Bills Registrar

Portugal                            Central de Valores Mobiliarios

Qatar                               Central Clearing and Registration (CCR),
a
                                    department of the Doha Securities Market

Romania                             National Securities Clearing, Settlement
and
                                    Depository Company
                                    Bucharest Stock Exchange Registry Division
                                    National Bank of Romania

Singapore                           Central Depository (Pte) Limited
                                    Monetary Authority of Singapore

Slovak Republic                     Stredisko cennych papierov
                                    National Bank of Slovakia

Slovenia                            Klirinsko Depotna Druzba d.d.

South Africa                        Central Depository Limited
                                    Share Transactions Totally Electronic
                                    (STRATE) Ltd.

Spain                               Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.
                                    Banco de Espana, Central de
                                    Anotaciones en Cuenta

Sri Lanka                           Central Depository System (Pvt) Limited

Sweden                              Vardepapperscentralen  VPC AB
                                    (Swedish Central Securities Depository)

Switzerland                         SegaIntersettle AG (SIS)


Taiwan - R.O.C.                     Taiwan Securities Central
                                    Depository Co., Ltd.

Thailand                            Thailand Securities Depository
                                    Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                              Takas ve Saklama Bankasi A.S.
                                    (TAKASBANK)
                                    Central Bank of Turkey

Ukraine                             National Bank of Ukraine

United Kingdom                      Central Gilts Office and
                                    Central Moneymarkets Office

Venezuela                           Banco Central de Venezuela

Zambia                              LuSE Central Shares Depository Limited
                                    Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG




The Guide to Custody in World Markets     An overview of safekeeping and
-------------------------------------
                                    settlement
(annually)                          practices and procedures in each market
                                    in which State Street Bank and Trust
                                    Company offers custodial services.

Global Custody Network Review       Information relating to the operating
-----------------------------
                                    history
(annually)                          and structure of depositories and
                                    subcustodians located in the markets in
                                    which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                 With respect to each market in which State
-------------------
(annually)                          Street Bank and Trust Company offers
                                    custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign
                                    Sub-Custodian or Foreign Securities
                                    System, (ii) the Fund's ability to
                                    recover in the event of bankruptcy or
                                    insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the
                                    Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements             Copies of the subcustodian contracts State
-----------------------
(annually)                          Street Bank and Trust Company has entered
                                    into with each subcustodian in the
                                    markets in which State Street Bank and
                                    Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):         Developments of interest to investors in
                                    the markets in which State Street Bank
                                    and Trust Company offers custodial
                                    services.

Foreign Custody Advisories          With respect to markets in which State
(as necessary):                     Street Bank and Trust Company offers
                                    custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

10


                                    1
                                   EXHIBIT 1

                      International High Income Core Fund
                 a portfolio of Federated Core Trust II, L.P.